UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2021
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On March 1, 2021, AppFolio, Inc. (the “Company”) issued a press release announcing its financial results for its fourth quarter and fiscal year ended December 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained in this Item 2.02, including the press release attached as Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section. Such information shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such a filing.
Item 7.01. Regulation FD Disclosure.
During our earnings call, we invite investors and analysts to submit questions to management via the Investor Q&A form located on the “Investor Overview” section of our website located at www.appfolioinc.com.
The following answer responds to a question received:
Dollar-Based Net Expansion Rate
Question:
Could you please update investors on the trends in your dollar-based net expansion rate ("DBNE")?
Company Response:
As of December 31, 2020, our annual DBNE was 112% for our property management customers, compared to 118% as of December 31, 2019.
Our ability to maintain and grow relationships with our existing customers can be measured in part by our annual DBNE for a given fiscal year, which compares the revenue generated from the sale of our core solutions and Value+ services in that year (e.g., 2020) and the preceding year, or base year (e.g., 2019), from our base customers. For this purpose, we establish our base customers by determining the customers from which we generated revenues during the month of December in the year preceding the base year (e.g., December 2018). We then calculate our annual DBNE for a given fiscal year by dividing (x) revenue generated from the sale of our core solutions and Value+ services in the given fiscal year (e.g., 2020) from our base customers by (y) revenue generated from the sale of our core solutions and Value+ services in the base year (e.g., 2019) from our base customers.
Investors are cautioned that our historical annual DBNE results are not necessarily indicative of the results we expect in the future. Investors are further cautioned that our annual DBNE from year to year may be subject to significant fluctuation as a result of a number of factors, including, without limitation:
•our ability to retain our existing customers, and to expand adoption and utilization of our core solutions and Value+ services by our existing customers;
•the scope of, and potential revenue opportunity associated with, the Value+ services that are available to our property management customers during any given year, and the timing and rate of adoption of those Value+ services;
•the mix of our core solutions and Value+ services sold to our property management customers during any given year;
•variations in the timing of sales of our core solutions and Value+ services as a result of trends impacting the real estate vertical;
•the timing and market acceptance of new core functionality, Value+ services and other products introduced by us and our competitors; and
•changes in our pricing policies or those of our competitors.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
99.1	Press release issued on March 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2021	AppFolio, Inc.

By: /s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer